EXHIBIT 99.1

PACIFIC GAS AND ELECTRIC COMPANY

U.S. TRUSTEE BALANCE SHEET
AS OF NOVEMBER 30, 2001
(in millions, except share amounts)

November, 2001
ASSETS
Current Assets
Cash and cash equivalents	$(10)
Short-term investments	4,885
Accounts receivable:
Customers (net of allowance for doubtful accounts of $48 million)	1,447
Related parties	35
Regulatory balancing accounts	198
Inventories:
Gas stored underground and fuel oil	263
Materials and supplies	123
Prepaid expenses and other	114
Total current assets	7,055

Property, Plant, and Equipment
Electric	17,150
Gas	7,636
Construction work in progress	286
Total property, plant, and equipment (at original cost)	25,072
Accumulated depreciation and decommissioning	(11,772)
Net property, plant, and equipment	13,300

Other Noncurrent Assets
Regulatory assets	1,963
Nuclear decommissioning trust funds	1,305
Other	2,150
Total noncurrent assets	5,418
TOTAL ASSETS	$25,773

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	258
Related parties	37
Regulatory Balancing Accounts	221
Other	205
Accrued taxes	495
Rate reduction bonds	1,752
Deferred income taxes	1,281
Deferred tax credits	157
Pre-petition secured debt	3,351
Pre-petition liabilities	5,716
Pre-petition financing debt	5,887
Other liabilities	3,566
Total liabilities	22,926

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Accumulated deficit	(1,152)
Accumulated other comprehensive loss	(2)
Total stockholders' equity	2,710

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,773

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF NOVEMBER 30, 2001

Notes

1	These preliminary financial statements were prepared using certain assumptions and estimates. These assumptions and estimates are subject to revision and actual results could differ materially from the information provided in this statement.
Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

2	These unaudited statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

3	Cash and cash equivalents have been reduced for uncleared checks. On the balance sheet included with the Utility's 10-Q, uncleared checks are treated as an accounts payable liability.

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED NOVEMBER 30, 2001
AND THE EIGHT MONTHS ENDED NOVEMBER 30, 2001
(in millions)

Case to date

	Month	eight months
	ended	ended
	November 30, 2001	November 30, 2001
OPERATING REVENUES	$648	$6,859

OPERATING EXPENSES:
Cost of Electric Energy	77	281
Cost of Gas	81	816
Operating and Maintenance	225	1,636
Depreciation, Decommissioning, and Amortization	76	596
Total Operating Expenses	459	3,329

OPERATING INCOME (LOSS)	189	3,530

Interest Income (Expense)	(55)	(529)
Professional Fees	(1)	(10)
Other Income and (Expense)	(1)	(11)

PRE-TAX INCOME (LOSS)	132	2,980

Income Taxes	36	1,121

EARNINGS (LOSS)	96	1,859

Preferred Dividend Requirement	2	17

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$94	$1,842

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED NOVEMBER 30, 2001
AND THE EIGHT MONTHS ENDED NOVEMBER 30, 2001

Notes

1		These preliminary financial statements were prepared using certain assumptions and estimates.
		These assumptions and estimates are subject to revision and actual results could differ
		materially from the information provided in this statement. Further, the amounts shown in this
		statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals,
		changes in facts and circumstances, changes in estimates, further analysis, and other factors.

2		These financial statements were prepared using certain assumptions and estimates, including the
		estimated amount payable to the California Department of Water Resources (DWR) for the estimated
		amount of power purchased by the DWR on behalf of retail customers based on approximately 10 cents
		per kilowatt hour (kWh). The Utility acts solely as a billing agent for the DWR. While the rate freeze
		is in effect, to the extent revenue is allocable to the DWR, there will be a corresponding reduction in the
		Utility's revenues. Therefore, the amounts paid to the DWR for deliveries are not recorded as expense
		and the revenue billed by the Utility to its customers associated with this energy is excluded from
		revenues. These assumptions and estimates are subject to revision and actual results could differ
	materially from the information provided in this statement.

		The results for the month of November 2001 are not indicative of future earnings. While the rate freeze
		is in effect, earnings could differ materially as a result of the implementation of the DWR's revenue
		requirements when and if adopted by the California Public Utilities Commission (CPUC). On
		October 19, 2001, the DWR issued a draft revised revenue requirement which reduces its overall revenue
		requirement statewide from $12.6 billion to $10.2 billion for the two year period 2001-2002. On
		November 5, 2001, the DWR formally submitted its revised revenue requirement to the CPUC. The revised
		DWR revenue requirement does not resolve issues relating to: (1) allocation of DWR's costs among the
		three utilities, which are pending before the CPUC in a separate proceeding, (2) how the DWR request
		would be reconciled with PG&E's existing rates, including those for its retained generation facilities, and
		(3) the dispute between DWR and the CPUC regarding the form and substance of a rate agreement
		which DWR has requested for the purpose of financing its bonds.

		Further, the income statement does not reflect the DWR revised revenue requirement dated
		November 5, 2001, nor does it reflect the CPUC's Proposed Decision issued on September 4, 2001,
		to increase the amount of the allocation of the DWR revenue requirement to be collected
		from the Utility's customers compared to the amount contained in its earlier request submitted to the
	CPUC on August 7, 2001.

3		Items impacting comparability for the month ended November 30, 2001, (net of taxes):

		(in millions of dollars)
		After-Tax
	Generation Regulatory Asset Valuation Reserve	(23)
	Interest Expense	11
	Other	2
	Total	$ (10)

4		Case to date results reflect the entire seven month period ended November 30, 2001. The bankruptcy
	petition date is April 6, 2001.